                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ____________________

Date of Report (Date of Earliest Event Reported):  DECEMBER 20, 1996



CALCOMP TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)


DELAWARE                              0-16071                   06-0888312
(State or Other Jurisdiction        (Commission                (IRS Employer
of Incorporation)                   File Number)             Identification No.)


2411 WEST LA PALMA AVENUE, ANAHEIM, CA                92803
(Address of Principal Executive Offices)           (Zip Code)


Registrant's Telephone Number, including Area Code:  (714) 821-2000


NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

     On December 20, 1996, the Registrant and Lockheed Martin Corporation, the majority stockholder of Registrant ("Lockheed Martin"), amended the Revolving Credit Agreement originally entered into between the Registrant and Lockheed Martin as of July 23, 1996. The amended Revolving Credit Agreement (the "Amended Revolving Credit Agreement") increases the aggregate amount of borrowings available to Registrant under the existing credit line from $33 million to $73 million. The Revolving Credit Agreement had previously been amended effective December 2, 1996 to increase available borrowings under the line from $28 million to $33 million while leaving the original terms and conditions unchanged. The Amended Revolving Credit Agreement amends the original agreement to provide, among other things, for the following: (i) the addition of CalComp Inc., the Registrant's wholly-owned subsidiary, as a party;
(ii) the grant by the Registrant and CalComp Inc. to Lockheed Martin of a general security interest in the inventory, accounts, contract rights, general intangibles, chattel paper, equipment and fixtures and the stock of certain of their subsidiaries, securing the borrowings under the line; (iii) revisions to certain financial covenants covering Registrant's fixed charge coverage and leverage ratios; and (iv) restrictions on the Registrant's ability to incur additional debt, make investments and effect acquisitions, absent Lockheed Martin's approval. The Registrant currently has borrowed an aggregate of $28 million under the line and expects to continue to use the additional funds available under the increased line to meet working capital, investment and restructuring requirements.

     Also on December 20, 1996, the Registrant announced that it has revised its estimate of restructuring charges expected to be taken in the fourth quarter ending December 29, 1996, upward from approximately $7 million to $21 million. The additional anticipated $14 million restructuring charge provides for a write-down of the Registrant's headquarters facility to its estimated fair value and also accounts for severance costs associated with the elimination in the Registrant's worldwide work force of an additional 50 positions.

     See also the Amended Revolving Credit Agreement attached hereto as Exhibit
99.1 and the Press Release of Registrant attached hereto as Exhibit 99.2.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  EXHIBITS
               --------

Exhibit No.    Description of Exhibit
-----------    ----------------------
99.1           Amended and Restated Revolving Credit Agreement entered into as of December 20, 1996, by and between the Registrant and Lockheed
               Martin Corporation

99.2           Press Release dated December 20, 1996 issued by Registrant

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 20, 1996              CALCOMP TECHNOLOGY, INC.


                                       By:  /s/ JOHN J. MILLERICK
                                            --------------------------
                                                John J. Millerick
                                                Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------
99.1           Amended and Restated Revolving Credit Agreement entered into as of December 20, 1996, by and between the Registrant and Lockheed
               Martin Corporation

99.2           Press Release dated December 20, 1996 issued by Registrant